Exhibit 99.1

Genpact Reports Third Quarter 2019 Results

Revenues of $889 Million, Up 19%1

Global Client BPO Revenues of $666 Million, Up 14%1

Diluted EPS of $0.45, up 18%; Adjusted Diluted EPS2 of $0.56, up 17%

NEW YORK, November 7, 2019 — Genpact Limited (NYSE: G), a global professional services firm focused on delivering digital transformation, today announced financial results for the third quarter ended September 30, 2019.

“I am very pleased with our third quarter results, as we continue to see broad momentum across our business. Demand for our Transformation Services, that feeds our annuity Intelligent Operations, remains the primary driver of robust Global Client growth. Strong operating performance led to healthy Adjusted EPS and operating cash flows during the quarter,” said “Tiger” Tyagarajan, Genpact’s president and CEO.  “We have embraced the experience economy using design thinking as a lever to create value across clients’ operations.  This has become a key factor in our winning many new, large, multi-year relationships.  We believe the pending acquisition of Rightpoint and their digital consulting team dramatically enhances our already strong capabilities in experience, and further strengthens our reputation as a thought leader in this space.”

Key Financial Results – Third Quarter 2019

•	Total revenue was $889 million, up 19% year-over-year, both on an as reported and constant currency basis.[3]
•

Income from operations was $114 million, up 21% year-over-year, with a corresponding margin of 12.8%.  Adjusted income from operations was $142 million, up 15% year-over-year, with a corresponding margin of 16.0%.[4]

•	Diluted earnings per share were $0.45, up 18% year-over-year, and adjusted diluted earnings per share[2] were $0.56, up 17% year-over-year.

Revenue Details – Third Quarter 2019

Total Company

•	Total BPO revenue was $749 million, up 20% year-over-year, representing 84% of total revenues.
•	Total IT revenue was $139 million, up 12% year-over-year, representing 16% of total revenues.

[1]	As reported and on a constant currency basis.
[2]	Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.
[3]

Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates, adjusted for hedging gains/losses in such period.

[4]

Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. Reconciliations of GAAP income from operations to adjusted income from operations and GAAP income from operations margin to adjusted income from operations margin are attached to this release.

Global Clients

•	Revenue from Global Clients was $768 million[5], up 12% year-over-year (up 13% on a constant currency basis)[3], representing 86% of total revenues.
•	Global Client BPO revenue was $666 million, up 14% year-over-year, both on an as reported and constant currency basis.[3]
•	Global Client IT revenue was $102 million, up 4% year-over-year.

GE

•	Revenue from GE was $121 million[5], up 88% year-over-year, representing 14% of total revenues.
•	GE BPO revenue was $83 million, up 124% year-over-year.
•	GE IT revenue was $38 million, up 38% year-over-year.

Cash Flow from Operations

•	Cash generated from operations was $220 million in the third quarter of 2019, compared to $153 million in the third quarter of 2018.

2019 Outlook

The 2019 full-year outlook does not include any impact from the planned acquisition of Rightpoint.

Genpact continues to expect:

•	Total revenue for the full-year 2019 of $3.46 to $3.5 billion, up 15% to 17%, or 16% to 18% on a constant currency basis.[3]
•	Global Client revenue growth in the range of 9.5% to 11%, or 10.5% to 12% on a constant currency basis.[3]
•	Adjusted income from operations margin[6] of approximately 16.0%.

Genpact now expects:

•	Adjusted diluted EPS[7] of $2.02 to $2.04, up from the prior range of $2.00 to $2.02.

Conference Call to Discuss Financial Results

Genpact’s management will host an hour-long conference call beginning at 4:30 p.m. ET on November 7, 2019 to discuss the company’s performance for the third quarter ended September 30, 2019. To participate, callers can dial +1 (877) 654-0173 from within the U.S. or +1 (281) 973-6289 from any other country. Callers will be prompted to enter the conference ID, 7367539.

A live webcast of the call will also be made available on the Genpact Investor Relations website at https://www.genpact.com/investors. For those who cannot join the call live, a replay will be archived on the Genpact website after the end of the call. A transcript of the call will also be made available on the website.

[5]

During the nine months ended September 30, 2019, GE divested certain businesses that Genpact continues to serve. We have reclassified the revenue from such GE-divested businesses as Global Client revenue. If we had not reclassified such revenue, Global Client revenues for the quarter ended September 30, 2019 would have been $764 million and GE revenues would have been $125 million.

[6]

Adjusted income from operations margin is a non-GAAP measure.  A reconciliation of the outlook for GAAP income from operations margin to adjusted income from operations margin is attached to this release.

[7]	Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of the outlook for GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.

About Genpact

Genpact (NYSE: G) is a global professional services firm that makes business transformation real. We drive digital-led innovation and digitally-enabled intelligent operations for our clients, guided by our experience running thousands of processes primarily for Global Fortune 500 companies. We think with design, dream in digital, and solve problems with data and analytics.  Combining our expertise in end-to-end operations and our AI-based platform, Genpact Cora, we focus on the details – all 90,000+ of us. From New York to New Delhi and more than 30 countries in between, we connect every dot, reimagine every process, and reinvent companies’ ways of working. We know that reimagining each step from start to finish creates better business outcomes. Whatever it is, we’ll be there with you – accelerating digital transformation to create bold, lasting results – because transformation happens here.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and financial results and other forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties, and other factors include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process outsourcing or information technology services sectors, our ability to develop and successfully execute our business strategies, the risks and uncertainties arising from our past and future acquisitions, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, wage increases, changes in tax rates and tax legislation and other laws and regulations, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, general economic conditions affecting our industry, political, economic or business conditions in countries in which we operate, including the uncertainty relating to the pending withdrawal of the United Kingdom from the European Union, commonly known as Brexit, as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management's current analysis of future events and should not be relied upon as representing management's expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contacts

Investors	Roger Sachs, CFA
+1 (203) 808-6725
roger.sachs@genpact.com

Media	Michael Schneider +1 (217) 260-5041 michael.schneider@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31,	As of September 30,
	2018	2019
Assets
Current assets
Cash and cash equivalents	$368,396	$456,872
Accounts receivable, net	774,184	863,232
Prepaid expenses and other current assets	212,477	236,761
Total current assets	$1,355,057	$1,556,865
Property, plant and equipment, net	212,715	216,385
Operating lease Right-Of-Use assets	—	299,868
Deferred tax assets	74,566	80,583
Investment in equity affiliates	836	—
Intangible assets, net	177,087	162,571
Goodwill	1,393,832	1,389,487
Contract cost assets	160,193	206,503
Other assets	155,159	185,499
Total assets	$3,529,445	$4,097,761
Liabilities and equity
Current liabilities
Short-term borrowings	$295,000	$245,000
Current portion of long-term debt	33,483	33,504
Accounts payable	42,584	20,954
Income taxes payable	33,895	84,537
Accrued expenses and other current liabilities	571,350	630,151
Operating leases liability	—	50,048
Total current liabilities	$976,312	$1,064,194
Long-term debt, less current portion	975,645	950,908
Operating leases liability	—	278,449
Deferred tax liabilities	8,080	4,413
Other liabilities	165,226	194,113
Total liabilities	$2,125,263	$2,492,077
Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 189,346,101 and 190,113,448 issued and outstanding as of December 31, 2018 and September 30, 2019, respectively	1,888	1,896
Additional paid-in capital	1,471,301	1,544,755
Retained earnings	438,453	588,714
Accumulated other comprehensive income (loss)	(507,460)	(529,681)
Total equity	$1,404,182	$1,605,684
Total liabilities and equity	$3,529,445	$4,097,761

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Three months ended September 30,		Nine months ended September 30,
	2018	2019	2018	2019
Net revenues	$747,978	$888,799	$2,165,451	$2,579,804
Cost of revenue	481,412	573,659	1,388,634	1,664,040
Gross profit	$266,566	$315,140	$776,817	$915,764
Operating expenses:
Selling, general and administrative expenses	168,010	194,537	515,285	582,251
Amortization of acquired intangible assets	9,372	6,960	29,134	23,565
Other operating (income) expense, net	(4,844)	59	(4,913)	90
Income from operations	$94,028	$113,584	$237,311	$309,858
Foreign exchange gains (losses), net	7,450	6,727	15,053	3,646
Interest income (expense), net	(9,139)	(10,221)	(27,646)	(33,487)
Other income (expense), net	5,385	704	30,683	5,067
Income before equity-method investment activity, net and income tax expense	$97,724	$110,794	$255,401	$285,084
Equity-method investment activity, net	(7)	(5)	(22)	(16)
Income before income tax expense	$97,717	$110,789	$255,379	$285,068
Income tax expense	24,114	22,669	53,268	62,385
Net income	$73,603	$88,120	$202,111	$222,683
Net loss (income) attributable to redeemable non-controlling interest	—	—	761	—
Net income attributable to Genpact Limited shareholders	$73,603	$88,120	$202,872	$222,683
Net income available to Genpact Limited common shareholders	$73,603	$88,120	$202,872	$222,683
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$0.39	$0.46	$1.06	$1.17
Diluted	$0.38	$0.45	$1.04	$1.14
Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	190,024,924	190,599,049	190,991,405	190,071,418
Diluted	193,115,769	195,890,841	194,256,771	194,683,699

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine months ended September 30,
	2018	2019
Operating activities
Net income attributable to Genpact Limited shareholders	$202,872	$222,683
Net loss attributable to redeemable non-controlling Interest	(761)	—
Net income	$202,111	$222,683
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	47,612	70,234
Amortization of debt issuance costs (including loss on extinguishment of debt)	3,546	1,288
Amortization of acquired intangible assets	29,134	23,565
Write-down of intangible assets and property, plant and equipment	1.538	3,511
Reserve for doubtful receivables	1,705	7,169
Unrealized (gain) on revaluation of foreign currency asset/liability	(4,544)	(4,862)
Equity-method investment activity, net	22	16
Stock-based compensation expense	32,158	61,307
Deferred income taxes	(1,768)	(6,946)
Others, net	255	(2,621)
Change in operating assets and liabilities:
Increase in accounts receivable	(12,946)	(97,269)
Increase in prepaid expenses, other current assets, contract cost assets, operating lease right-of-use assets and other assets	(96,300)	(87,064)
Decrease in accounts payable	(913)	(20,670)
Increase (decrease) in accrued expenses, other current liabilities, operating lease liabilities and other liabilities	(44,602)	122,411
Increase in income taxes payable	45,798	48,567
Net cash provided by operating activities	$202,806	$341,319
Investing activities
Purchase of property, plant and equipment	(68,027)	(55,071)
Payment for internally generated intangible assets (including intangibles under development)	(19,397)	(26,261)
Proceeds from sale of property, plant and equipment	499	1,621
Payment for business acquisitions, net of cash acquired	(108,105)	(6,305)
Payment for purchase of redeemable non-controlling interest	(4,730)	—
Net cash used for investing activities	$(199,760)	$(86,016)
Financing activities
Repayment of capital/finance lease obligations	(1,954)	(6,256)
Payment of debt issuance costs	(4,293)	—
Proceeds from long term debt	129,186	—
Repayment of long-term debt	(157,686)	(25,500)
Proceeds from short-term borrowings	225,000	50,000
Repayment of short-term borrowings	(65,000)	(100,000)
Proceeds from issuance of common shares under stock-based compensation plans	12,275	15,949
Payment for net settlement of stock-based awards	(14,947)	(3,177)
Payment of earn-out/deferred consideration	(1,559)	(12,790)
Dividend paid	(42,901)	(48,515)
Payment for stock purchased and retired	(130,103)	(23,901)
Payment for expenses related to stock purchase	(82)	(12)
Net cash provided by/(used for) financing activities	$(52,064)	$(154,202)
Effect of exchange rate changes	(54,220)	(12,625)
Net increase (decrease) in cash and cash equivalents	(49,018)	101,101
Cash and cash equivalents at the beginning of the period	504,468	368,396
Cash and cash equivalents at the end of the period	$401,230	$456,872
Supplementary information
Cash paid during the period for interest	$35,082	$31,633
Cash paid during the period for income taxes	$54,920	$65,562
Property, plant and equipment acquired under capital lease obligations	$1,832	$3,587

Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following non-GAAP financial measures:

•	Adjusted income from operations attributable to shareholders of Genpact Limited, or adjusted income from operations;
•	Adjusted income from operations margin;
•	Adjusted diluted earnings per share attributable to shareholders of Genpact Limited, or adjusted diluted earnings per share; and
•	Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Prior to July 2012, Genpact’s management used financial information that excluded significant acquisition-related expenses, amortization of related acquired intangibles, and amortization of acquired intangibles at the company’s formation in 2004 for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to that of its competitors. However, considering Genpact’s frequent acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 Genpact’s management has used financial information that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to those of its competitors. For the same reasons, since April 2016 Genpact’s management has excluded the impairment of acquired intangible assets from the financial information it uses for internal management purposes. Acquisition-related expenses are excluded in the period in which an acquisition is consummated.

Genpact’s management also uses financial information that exclude stock-based compensation expense. Due to varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies. Additionally, in its calculations of such non-GAAP financial measures, Genpact’s management has adjusted other income and expenses, certain gains, losses and impairment charges attributable to equity-method investments, and gains or losses attributable to non-controlling interests because management believes that the Company’s results after taking into account these adjustments more accurately reflect the Company’s ongoing operations. For the purpose of calculating adjusted diluted earnings per share, the combined current and deferred tax effect is determined by multiplying each pre-tax adjustment by the applicable statutory income tax rate.

Genpact’s management provides information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations compared to prior fiscal periods, thereby facilitating period-to-period comparisons of the Company’s true business performance. Revenue growth on a constant currency basis is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

Accordingly, Genpact believes that the presentation of adjusted income from operations, adjusted income from operations margin, adjusted diluted earnings per share and revenue growth on a constant currency basis, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted income from operations margin versus income from operations and income from operations margin calculated in accordance with GAAP is that these non-GAAP financial measures exclude certain recurring costs and certain other charges, namely stock-based compensation expense and amortization and impairment of acquired intangibles. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted income from operations margin.

The following tables show the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the three and nine months ended September 30, 2018 and 2019:

Reconciliation of Income from Operations/Margin to Adjusted Income from

Operations/Margin

(Unaudited)

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2018	2019	2018	2019
Income from operations	$94,028	$113,584	$237,311	$309,858
Add: Stock-based compensation	13,434	21,320	32,158	61,306
Add: Amortization of acquired intangible assets	8,988	6,712	27,959	22,690
Add: Acquisition-related expenses	2,362	—	2,362	967
Add: Other income (expense), net	5,385	704	30,683	5,067
Less: Equity-method investment activity, net	(7)	(5)	(22)	(16)
Add: Net loss (income) attributable to redeemable non-controlling interest	—	—	761	—
Adjusted income from operations	$124,190	$142,315	$331,212	$399,872
Income from operations margin	12.6%	12.8%	11.0%	12.0%
Adjusted income from operations margin	16.6%	16.0%	15.3%	15.5%

Reconciliation of Diluted EPS to Adjusted Diluted EPS8

(Unaudited)

(Per share data)

	Three months ended September 30,		Nine months ended September 30,
	2018	2019	2018	2019
Diluted EPS	$0.38	$0.45	$1.04	$1.14
Add: Stock-based compensation	0.07	0.11	0.17	0.31
Add: Amortization of acquired intangible assets	0.05	0.03	0.14	0.12
Add: Acquisition-related expenses	0.01	—	0.01	—
Less: Tax impact on stock-based compensation	(0.02)	(0.02)	(0.05)	(0.07)
Less: Tax impact on amortization of acquired intangibles	(0.01)	(0.01)	(0.04)	(0.03)
Less: Tax impact on acquisition-related expenses	—	—	—	—
Adjusted diluted EPS	$0.48	$0.56	$1.28	$1.48

[8]	Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures for the year ending December 31, 2019:

Reconciliation of Outlook for Income from Operations Margin to Adjusted Income from Operations Margin

(Unaudited)

Year ending December 31, 2019
Income from operations margin	12.1%
Add: Estimated stock-based compensation	2.4%
Add: Estimated amortization of acquired intangible assets	0.8%
Add: Estimated acquisition-related expenses	0.2%
Add: Estimated other income (expense), net	0.5%
Less: Estimated equity-method investment activity, net	—
Adjusted income from operations margin	16.0%

Reconciliation of Outlook for Diluted EPS to Adjusted Diluted EPS9

(Unaudited)

(Per share data)

	Year ending December 31, 2019
	Lower	Upper
Diluted EPS	$1.54	$1.56
Add: Estimated stock-based compensation	0.42	0.42
Add: Estimated amortization of acquired intangible assets	0.15	0.15
Add: Estimated acquisition-related expenses	0.04	0.04
Less: Estimated tax impact on stock-based compensation	(0.09)	(0.09)
Less: Estimated tax impact on amortization of acquired intangibles	(0.04)	(0.04)
Less: Estimated tax impact on acquisition-related expenses	—	—
Adjusted diluted EPS	$2.02	$2.04

[9]	Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.